Execution FOURTH AMENDMENT TO CREDIT AGREEMENT This FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), made and entered into as of April 29, 2019, is by and between MidWestOne Financial Group, Inc. a corporation organized under the laws of the State of Iowa (the “Borrower”), and U.S. Bank National Association, a national banking association (the “Bank”). RECITALS 1. The Bank and the Borrower entered into a Credit Agreement dated as of April 30, 2015, a First Amendment to Credit Agreement dated as of April 28, 2016, a Second Amendment to Credit Agreement dated as of May 5, 2017, and a Third Amendment to Credit Agreement dated as of May 31, 2018 (as amended, the “Credit Agreement”); and 2. The Borrower desires to amend certain provisions of the Credit Agreement, and the Bank has agreed to make such amendments, subject to the terms and conditions set forth in this Amendment. AGREEMENT NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows: Section 1. Capitalized Terms. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, unless the context otherwise requires. Section 2. Amendment. The Credit Agreement is hereby amended as follows: 2.1. Definitions. Section 1.1 of the Credit Agreement is amended by amending the definitions of “Applicable Margin,” “Commitments,” “Fixed Charge Coverage Ratio,” “Loan,” “Note,” “Revolving Commitment Amount,” “Revolving Loan Maturity Date,” “Tangible Capital” and “Term Loan” in their entireties to read as follows: “Applicable Margin”: Means 1.75%. “Commitments”: The Revolving Commitment, the Term Loan Commitment and the Term Loan II Commitment. “Fixed Charge Coverage Ratio”: As of any date of determination, with respect to any specified period ending on the date of determination, the ratio of: 4821-5437-4791\12

(a) the sum of (i) Net Income, plus (ii) non-cash charges or expenses, including depreciation and amortization, plus (iii) Interest Expense, plus (iv) one time losses associated with acquisitions or sales of assets, minus (v) any Restricted Payments paid in cash, minus (vi) non-cash income, minus (vii) one- time gains associated with acquisitions or sales of assets, to (b) the sum of (i) Interest Expense with respect to such period, plus (ii) the principal amount of the Term Loans paid during such period pursuant to Section 2.5(b) plus (ii) one fifth of the Revolving Commitment Amount; determined with respect to the Borrower, without consolidation with its Subsidiaries, in accordance with Regulatory Reporting Principles. “Loan”: Separately, the Revolving Loan, the Term Loan or Term Loan II, without distinction, and collectively, the Revolving Loan, the Term Loan and Term Loan II. “Note”: Separately, the Revolving Note, the Term Note or Term Note II, without distinction, and collectively, the Revolving Note, the Term Note and Term Note II. “Revolving Commitment Amount”: $5,000,000 until April 29, 2019 and $10,000,000 from and after April 30, 2019. “Revolving Loan Maturity Date”: April 30, 2020. “Tangible Capital”: With respect to any Person, as of any date of determination, the sum of (i) the total amount of the capital stock, surplus, subordinated debt, undivided profits accounts, and all other components of equity, less intangible assets of such Person, in each case determined in accordance with GAAP, and (ii) Loan Loss Reserves of such Person. “Term Loans”: Separately, the Term Loan or Term Loan II, without distinction and, collectively, the Term Loan and Term Loan II. Section 1.1 of the Credit Agreement is further amended by adding the following definition thereto in the proper alphabetical order: “AT Bancorp”: AT Bancorp, an Iowa corporation. “AT Bancorp Acquisition”: The acquisition by Borrower of all of the Equity Interests of AT Bancorp. “AT Bancorp Acquisition Documents”: The Agreement and Plan of Merger dated August 21, 2018 by and between the Borrower and AT Bancorp evidencing the AT Bancorp Acquisition, along with other instruments and 2 agreements related to the AT Bancorp Acquisition, copies of which have been provided to the Bank. “AT Banks”: American Bank & Trust Wisconsin, a Wisconsin banking corporation and American Trust & Savings Bank an Iowa banking corporation, both of which shall be merged into MidWestOne Bank upon consummation of the AT Bancorp Acquisition. “Beneficial Ownership Certification”: A certification regarding beneficial ownership as required by the Beneficial Ownership Regulation. “Beneficial Ownership Regulation”: 31 C.F.R. § 1010.230. “Fourth Amendment”: That certain Fourth Amendment to Credit Agreement made by and between the Borrower and the Bank and dated as of April 29, 2019. “Money Market Rate”: The rate, determined solely by the Bank, at which the Bank would be able to borrow funds of comparable amounts in the Money Markets for a one month period, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation. “Money Markets”: One or more wholesale funding markets available to and selected by the Bank, including negotiable certificates of deposit, commercial paper, Eurodollar deposits, bank notes, federal funds, interest rate swaps or others. “Term Loan II Commitment”: The agreement of the Bank to make Term Loan II to the Borrower in an aggregate principal amount outstanding at any time not to exceed the Term Loan Commitment Amount upon the terms and subject to the conditions and limitations of this Agreement. “Term Loan II Commitment Amount”: $35,000,000. “Term Loan II Maturity Date ”: April 30, 2024. “Term Loan II Termination Date”: The earlier of (a) the Term Loan II Maturity Date, and (b) the date on which Term Note II is accelerated pursuant to Section 7.2. “Term Note II ”: A promissory note of the Borrower in the form of Exhibit A-3 evidencing the obligation of the Borrower to repay the Term Loan, as the same may be amended, restated or otherwise modified from time to time. 2.2. Section 2.1 - Term Loan II. Section 2.1 of the Credit Agreement is amended by adding clause (c) thereto to read as follows: (c) On the terms and subject to the conditions hereof, the Bank agrees to make available to the Borrower a term loan (“Term Loan II”) equal to the 3

Term Loan Commitment Amount. Upon the disbursement of Term Loan II to the Borrower, the Term Loan II Commitment shall expire. Amounts paid or prepaid on Term Loan II may not be reborrowed. 2.3. Section 2.3 – Promissory Notes. Section 2.3 of the Credit Agreement is amended in its entirety to read as follows: Section 2.3. Notes. The Revolving Loans shall be evidenced by the Revolving Note payable to the order of the Bank in a principal amount equal to the Revolving Commitment Amount originally in effect. The Term Loan and Term Loan Advances shall be evidenced by the Term Note payable to the order of the Bank in a principal amount equal to the Term Loan Commitment Amount originally in effect. Term Loan II shall be evidenced by Term Note II payable to the order of the Bank in a principal amount equal to the Term Loan II Commitment Amount originally in effect. The Bank shall enter in its ledgers and records the amount of each Loan, converted or continued and the payments made thereon, and the Bank is authorized by the Borrower to enter on a schedule attached to the applicable Note, as appropriate, a record of such Loan and payments; provided, however that the failure by the Bank to make any such entry or any error in making such entry shall not limit or otherwise affect the obligation of the Borrower hereunder and on the Notes, and, in all events, the principal amounts owing by the Borrower in respect of the Revolving Note shall be the aggregate amount of all Revolving Loans made by the Bank less all payments of principal thereof made by the Borrower, the principal amounts owing by the Borrower in respect of the Term Note shall be the aggregate amount of the Term Loan Advances less all payments of principal thereof made by the Borrower, and the principal amounts owing by the Borrower in respect of Term Note II shall be the aggregate amount of Term Loan II less all payments of principal thereof made by the Borrower. 2.4. Section 2.4(a) - Interest on Loans. Section 2.4 (a) of the Credit Agreement is amended in its entirety to read as follows: (a) Interest Rates. (i) Interest Rate on the Revolving Loan. Interest on the Revolving Loans shall accrue at an annual rate equal to the Applicable Rate plus the greater of (A) zero percent (0.0%) and (B) the one-month LIBOR rate quoted by Bank from Reuters Screen LIBOR01 Page or any successor thereto, which shall be that one-month LIBOR rate in effect two New York Banking Days prior to the Reprice Date, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation, such rate rounded up to the nearest one sixteenth percent and such rate to be reset monthly on each Reprice Date. The term “Reprice Date” means the first day of each month. If a Revolving Loan under this Agreement is made other than on the Reprice Date, the initial one-month LIBOR rate shall be that one-month LIBOR rate in effect two 4

New York Banking Days prior to the date of the funding of such Revolving Loan, which rate plus the percentage described above shall be in effect until the next Reprice Date. Notwithstanding the foregoing, in the event the Bank determines (which determination shall be conclusive absent manifest error) that (A) the interest rate applicable to the Revolving Loans is not ascertainable or does not adequately and fairly reflect the cost of making or maintaining the Revolving Loans and such circumstances are unlikely to be temporary, (B) ICE Benchmark Administration (or any Person that takes over the administration of such rate) discontinues its administration and publication of interest settlement rates for deposits in Dollars, or (C) the supervisor for the administrator of such interest settlement rate or a governmental authority having jurisdiction over the Bank has made a public statement identifying a specific date after which such interest settlement rate shall no longer be used for determining interest rates for loans, then the Bank shall determine an alternate rate of interest to the LIBOR rate described above that gives due consideration to the then prevailing market convention for determining a rate of interest for comparable bank-originated commercial loans in the United States at such time and, if necessary, the Bank and the Borrower shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable. Such alternate rate shall be adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation. Until an alternate rate of interest shall be determined in accordance with this Section 2.4(a)(i), interest on each Revolving Loan hereunder shall accrue at the Money Market Rate. If the alternate rate of interest determined pursuant to this Section 2.4(a)(i) shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. The Bank's internal records of applicable interest rates (including without limitation the Bank’s designation of any successor interest rate index if the rate index described above shall become temporarily unavailable) shall be determinative in the absence of manifest error. (ii) Interest Rate on the Term Loans. The unpaid principal balance of the Term Loans will accrue interest for an amount of the unpaid principal balance of the Term Loans as selected by the Borrower upon a minimum of two New York Banking Days prior notice, at the per annum rate equal to the Applicable Margin plus the greater of (A) zero percent (0.0%) and (B) the 1, 3 or 6 month LIBOR rate (such period to be chosen by the Borrower) quoted by the Bank from Reuters Screen LIBOR01 Page or any successor thereto, which shall be the LIBOR rate in effect two New York Banking Days prior to commencement of such interest period, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation (a “LIBOR Rate Loan”). In the event the Borrower does not timely select another interest rate option at least two New York Banking Days before the end of the Loan Period for a LIBOR Rate Loan, the Bank may at any time after the end of the Loan 5

Period convert the LIBOR Rate Loan to a LIBOR Rate Loan at the 1 month LIBOR rate in effect two New York Banking Days prior to the end of such Loan Period as determined above in this clause (ii), but until such conversion, the funds advanced under the LIBOR Rate Loan shall continue to accrue interest at the same rate as the interest rate in effect for such LIBOR Rate Loan prior to the end of the Loan Period. Notwithstanding the foregoing, in the event the Bank determines (which determination shall be conclusive absent manifest error) that (A) the interest rate applicable to the Term Loans is not ascertainable or does not adequately and fairly reflect the cost of making or maintaining the Term Loans and such circumstances are unlikely to be temporary, (B) ICE Benchmark Administration (or any Person that takes over the administration of such rate) discontinues its administration and publication of interest settlement rates for deposits in Dollars, or (C) the supervisor for the administrator of such interest settlement rate or a governmental authority having jurisdiction over the Bank has made a public statement identifying a specific date after which such interest settlement rate shall no longer be used for determining interest rates for loans, then the Bank shall determine an alternate rate of interest to the LIBOR rate described above that gives due consideration to the then prevailing market convention for determining a rate of interest for comparable bank-originated commercial loans in the United States at such time and, if necessary, the Bank and the Borrower shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable. Such alternate rate shall be adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation. Until an alternate rate of interest shall be determined in accordance with this Section 2.4(a)(ii), interest on the Term Loans hereunder shall accrue at the Money Market Rate. If the alternate rate of interest determined pursuant to this Section 2.4(a)(ii) shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. The Bank's internal records of applicable interest rates (including without limitation the Bank’s designation of any successor interest rate index if the rate index described above shall become temporarily unavailable) shall be determinative in the absence of manifest error. No LIBOR Rate Loan may extend beyond the Term Loan Maturity Date or the Term Loan II Maturity Date, as applicable. In any event, if the Loan Period for a LIBOR Rate Loan should happen to extend beyond the Term Loan Maturity Date or the Term Loan II Maturity Date, as applicable, then such LIBOR Rate Loan must be prepaid on the Term Loan Maturity Date or the Term Loan II Maturity Date, as applicable. The Bank’s internal records of applicable interest rates shall be determinative in the absence of manifest error. Each LIBOR Rate Loan shall be in a minimum principal amount of $100,000. The aggregate 6 number of LIBOR Rate Loans in effect at any one time for either Term Loan may not exceed 6. If a LIBOR Rate Loan is prepaid prior to the end of the Loan Period for such loan, whether voluntarily or because prepayment is required due to the occurrence of the Term Loan Maturity Date or the Term Loan II Maturity Date, as applicable, or due to acceleration of the Obligations upon default or otherwise, the Borrower agrees to pay all of the Bank’s costs, expenses and Interest Differential (as determined by the Bank) incurred as a result of such prepayment. Because of the short-term duration of any Loan Period, the Borrower agrees that the Interest Differential shall not be discounted to its present value. Any prepayment of a LIBOR Rate Loan shall be in an amount equal to the remaining entire principal balance of such LIBOR Rate Loan. The Borrower hereby acknowledges that the Borrower shall be required to pay Interest Differential with respect to any portion of the principal balance paid before its scheduled due date, whether voluntarily, involuntarily, or otherwise, including without limitation any principal payment made following default, demand for payment, acceleration, collection proceedings, foreclosure, sale or other disposition of collateral, bankruptcy or other insolvency proceedings, eminent domain, condemnation or otherwise. Such Interest Differential shall at all times be an Obligation as well as an undertaking by the Borrower to the Bank whether arising out of a voluntary or mandated prepayment. 2.5. Section 2.5 - Repayment. Section 2.5 of the Credit Agreement is amended in its entirety to read as follows: Section 2.5 Repayment of the Loans. Interest and principal upon the Loans shall be paid as follows: (a) Payment of Interest. Interest on the Revolving Loan shall be paid (A) on each Payment Date, commencing on June 30, 2015 and (B) on the Revolving Loan Termination Date; provided that interest under Section 2.4(b) shall be payable on demand. Interest on the Term Loan shall be paid (A) on each Payment Date, commencing on June 30, 2015 and (B) on the Term Loan Termination Date; provided that interest under Section 2.4(b) shall be payable on demand. Interest on Term Loan II shall be paid (A) on each Payment Date, commencing on June 30, 2019 and (B) on the Term Loan II Termination Date; provided that interest under Section 2.4(b) shall be payable on demand. (b) Payment of Principal. Principal of the Revolving Loan shall be paid on the Revolving Loan Termination Date. Principal on the Term Loan shall be paid on each Payment Date, commencing on September 30, 2015, in quarterly installments in the amount of not less than $892,857.14 each, with the unpaid remaining principal balance to be paid in full on the Term Loan Termination Date. Principal on Term Loan II shall be paid on each Payment Date, 7 commencing on June 30, 2019, in quarterly installments in the amount of not less than $875,000 each, with the unpaid remaining principal balance to be paid in full on the Term Loan II Termination Date 2.6. Section 2.6 – Prepayments of Loans. Section 2.6 of the Credit Agreement is amended in its entirety to read as follows: Section 2.6. Prepayments. (a) Optional Prepayments. The Borrower may pay the Revolving Loan at its option at any time without premium or penalty. The Borrower may pay the Term Loan or Term Loan II at its option only if it pays the Interest Differential, payable with respect to the Term Loan or Term Loan II pursuant to Section 2.4(a)(ii). All prepayments of the Loans shall be in a minimum amount of $100,000 or, if less, in the remaining entire principal balance of the Loan being prepaid. All prepayments applied to the Term Loan shall be applied to the scheduled principal payments on the Term Loan in the inverse order of their maturities. All prepayments applied to Term Loan II shall be applied to the scheduled principal payments on Term Loan II in the inverse order of their maturities. Amounts paid or prepaid on the Term Loan or Term Loan II may not be reborrowed. Any such prepayment of any Loan must be accompanied by payment of accrued and unpaid interest on the amount prepaid and, in the case of a prepayment of the Term Loan or Term Loan II, the Interest Differential required under Section 2.4(a)(ii). Amounts paid (unless following an acceleration or upon termination of the Revolving Commitment in whole) or prepaid on the Revolving Loans under this clause (a) may be reborrowed upon the terms and subject to the conditions and limitations of this Agreement. (b) Mandatory Prepayments for a Prepayment Event. If at any time a Prepayment Event occurs, the Borrower shall immediately pay to the Bank the net proceeds realized by such Prepayment Event as a prepayment of Term Loan II and after Term Loan II has been paid in full, then as a prepayment of the Term Loan, along with any Interest Differential required under Section 2.4(a)(ii). Any such prepayments shall be applied to Term Loan II until Term Loan II is paid in full, thereafter to the Term Loan until the Term Loan is paid in full, and thereafter to the Revolving Loan until the Revolving Loan is paid in full. All prepayments applied to Term Loan II shall be applied to the scheduled principal payments on Term Loan II in the inverse order of their maturities. All prepayments applied to the Term Loan shall be applied to the scheduled principal payments on the Term Loan in the inverse order of their maturities. Amounts paid or prepaid on Term Loan II or the Term Loan may not be reborrowed. Amounts paid (unless following an acceleration or upon termination of the Revolving Commitment in whole) or prepaid on the Revolving Loan under this clause (b) may be reborrowed upon the terms and subject to the conditions and limitations of this Agreement. (c) Mandatory Prepayment if AT Bancorp Acquisition is not Consummated. If Term Loan II has been funded by the Bank and the AT 8

Bancorp Acquisition is not consummated on or before March 31, 2019, the Term Loan II Commitment shall terminate and, if proceeds of Term Loan II have been disbursed to Borrower, then the Borrower shall immediately pay to the Bank on such date the entire outstanding principal balance of Term Loan II along with all accrued interest thereon and any Interest Differential required under Section 2.4(a)(ii). 2.7. Section 4.17 – Disclosure. Section 4.17 of the Credit Agreement is amended in its entirety to read as follows: Section 4.17 Full Disclosure, Beneficial Ownership. (a) Full Disclosure. Subject to the following sentence, neither the financial statements nor the call reports and other regulatory reports referred to in Section 5.1 nor any other certificate, written statement, exhibit or report furnished by or on behalf of the Borrower in connection with or pursuant to this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained therein not misleading. Certificates or statements furnished by or on behalf of the Borrower or any Subsidiary to the Bank consisting of projections or forecasts of future results or events have been prepared in good faith and based on good faith estimates and assumptions of the management of the Borrower or such Subsidiary, and the Borrower has no reason to believe that such projections or forecasts are not reasonable. (b) The information included in the most recent Beneficial Ownership Certification delivered to the Bank, if any, is true and correct in all respects. 2.8. Section 4.25 – Consummation of Acquisitions. Section 4.25 of the Credit Agreement is amended in its entirety to read as follows: Section 4.25. Central Bancshares and AT Bancorp Acquisitions. The Central Bancshares Acquisition and AT Bancorp Acquisition have been consummated in accordance with the purchase agreements and other documents and instruments which the Borrower has provided to the Bank and consistent with the structure and terms presented to and found acceptable by the Bank immediately upon the payment of consideration described in Section 3.1(a) (iii) H. of this Agreement and Section 3.2 (h) of the Fourth Amendment. 2.9. Section 4.26 – Obligations as Unsecured Senior Indebtedness. Article IV of the Credit Agreement is amended by adding thereto the following Section 4.26: Section 4.26. Obligations as Unsecured Senior Indebtedness. The Borrower represents and warrants that the Obligations constitute senior unsecured Indebtedness of the Borrower. 9

2.10. Section 5.1 – Additional Disclosure Information. Section 5.1 of the Credit Agreement is amended to add thereto the following clause (o): (o) Any change in the information provided in the most recent Beneficial Ownership Certification delivered to the Bank, if any, that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification. 2.11. Section 5.2 – Use of Proceeds. Section 5.2 of the Credit Agreement is amended in its entirety to read as follows: Section 5.2 Use of Loan Proceeds. The Borrower shall use the proceeds of the Revolving Loan to fund general working capital and operating expenses. The Borrower shall use the proceeds of the Term Loan to finance the Central Bancshares Acquisition and up to $5,000,000 for repayment of outstanding Subordinated Debt of Central Bancshares assumed by the Borrower in connection with the Central Bancshares Acquisition. The Borrower shall use the proceeds of Term Loan II to finance in part the AT Bancorp Acquisition. Without limitation of the preceding sentences, the Borrower will not request any Loan and the Borrower shall not use, and the Borrower shall ensure that its Subsidiaries, and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or (b) in any manner that would result in the violation of any applicable Sanctions. 2.12. Section 5.3 – Additional Subsidiaries. The last sentence of Section 5.3 is deleted in its entirety. 2.13. Section 6.1 – Mergers, etc. Section 6.1 of the Credit Agreement is amended in its entirety to read as follows: Section 6.1 Merger; Acquisitions. The Borrower will not merge or consolidate or enter into any analogous reorganization or transaction with any Person or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); acquire all or substantially all of the stock or the assets of another Person except as permitted under Section 6.20(e); nor permit any Subsidiary to do any of the foregoing; provided, however, any Subsidiary other than a Subsidiary Bank may be merged with or liquidated into the Borrower or any wholly-owned Subsidiary other than a Subsidiary Bank (if the Borrower or such wholly-owned Subsidiary is the surviving corporation), Central Bank may be merged into MidWestOne Bank, and the AT Banks may be merged into MidWestOne Bank. 2.14. Section 6.14 – NPL and OREO to Tangible Capital Ratio. Section 6.14 of the Credit Agreement is amended in its entirety to read as follows: Section 6.14 Non-Performing Loans and OREO to Tangible Capital. The Borrower will not permit the ratio of Non-Performing Loans plus OREO to 10

Tangible Capital of the Subsidiary Banks, on a combined basis, expressed as a percentage, as of the last day of the fiscal quarter ending June 30, 2015, and the last day of each fiscal quarter thereafter until December 31, 2018, to be greater than 16.00%, and as of the last day of the fiscal quarter ending from and after March 31, 2019, to be greater than 15.00%. 2.15. Section 6.16 – Total Risk-Based Capital Ratio. Section 6.16 of the Credit Agreement is amended in its entirety to read as follows: Section 6.16 Total Risk Based Capital. The Borrower will not permit the Total Risk-Based Capital Ratio of the Subsidiary Banks, on a combined basis, expressed as a percentage, as of the last day of any fiscal quarter, to be less than the following percentages during the following periods: Period Combined Subsidiary Banks From and after March 31, 2019 to and including 10.50% December 30, 2019 December 31, 2019 to and including December 30, 10.60% 2020 December 31, 2020 to and including December 30, 10.85% 2021 December 31, 2021 to and including December 30, 11.05% 2022 December 31, 2022 to and including December 30, 11.25% 2023 From and after December 31, 2023 11.45% 2.16. Section 6.20 – Investments Covenant. Section 6.20 of the Credit Agreement is amended in its entirety to read as follows: Section 6.20. Investments. The Borrower will not, nor will permit any Subsidiary to, acquire for value, make, have or hold any Investments including Investments in or the formation or acquisitions of any Subsidiary, except: (a) Investments in (i) bank repurchase agreements, (ii) savings accounts or certificates of deposit in a financial institution of recognized standing, (iii) obligations issued or fully guaranteed by the United States, (iv) prime commercial paper maturing within 90 days of the date of acquisition by the Borrower or any Subsidiary, and (v) with respect to the Borrower, other Investments permitted for bank holding companies under applicable federal, Minnesota and Iowa law (including rules and regulations promulgated by the Office of the Comptroller of the Currency, the Minnesota Department of Commerce, the Iowa Division of Banking or other applicable federal or state regulatory agency) and, with respect to the Subsidiary Banks, other Investments permitted for state banks under applicable federal, Minnesota law and Iowa law (including rules and regulations promulgated by the Office of the Comptroller of 11 the Currency, the Minnesota Department of Commerce, the Iowa Division of Banking or other applicable federal or state regulatory agency); (b) loans and advances made to employees and agents in the ordinary course of business, such as travel and entertainment advances and similar items; (c) Investments in the Borrower by a Subsidiary; (d) with respect to a Subsidiary, Investments or loans made in the ordinary course of banking business of such Subsidiary; and (e) the Borrower may form or acquire any Subsidiary, other than a Subsidiary Bank or a Subsidiary of a Subsidiary Bank, formed or acquired for the purpose of any other business or activity permitted by all applicable laws and regulations, provided that the aggregate amount of assets of such formed or acquired Subsidiaries permitted under this sentence shall not, at any time during any fiscal year of the Borrower, exceed 5% of the consolidated assets of the Borrower and its Subsidiaries as of the end of the preceding fiscal year, provided that, the AT Bancorp Acquisition may be consummated in 2019 notwithstanding such 5% limitation. 2.17. Section 6.21 – Amendments to Acquisition Documents. Section 6.21 of the Credit Agreement is amended in its entirety to read as follows: Section 6.21. Acquisition Documents. The Borrower will not amend, modify or waive any provision of the Central Bancshares Acquisition Documents or the AT Bancorp Acquisition Documents. 2.18. Revolving Note. Exhibit A-1 to the Credit Agreement, in the form of Exhibit A-1 to this Amendment, is amended in its entirety to read as set forth on Exhibit A-1 hereto. 2.19. Term Note II. Exhibit A-3, in the form of Exhibit A-3 to this Amendment, is added to the Credit Agreement as Exhibit A-3 thereto. 2.20. Exhibit B. Exhibit B to the Credit Agreement is amended in its entirety to read as set forth in Exhibit to this Amendment. 12

2.21. Schedule 4.18. Schedule 4.18 to the Credit Agreement is amended in its entirety to read as set forth in Schedule 4.18 to this Amendment, after giving effect to the AT Bancorp Acquisition. 2.22. Schedule 6.11. Schedule 6.11 to the Credit Agreement is amended in its entirety to read as set forth in Schedule 6.11 to this Amendment, after giving effect to the AT Bancorp Acquisition. Section 3. Effectiveness of Amendment. The amendments in this Amendment shall become effective upon delivery by the Borrower of, and compliance by the Borrower with, the following: 3.1. This Amendment, the Revolving Note and Term Note II duly executed by the Borrower. 3.2. A certificate of a Secretary or Assistant Secretary of the Borrower dated as of the date of this Amendment and certifying as to the following: (a) The Borrower’s Resolutions of the Board of Directors effective as of April 18, 2019 (the “Resolutions”) authorizing this Amendment and the AT Bancorp Acquisition. (b) The incumbency, names, titles, and signatures of the Borrower’s officers authorized to execute this Amendment, the Revolving Note and Term Note II. (c) Copies of the Borrower’s articles of incorporation and bylaws. (d) A true and accurate copy of all AT Bancorp Acquisition Documents. (e) True and accurate copies of subordination agreements for Indebtedness existing on the date of this Amendment and which will exist after giving effect to the AT Bancorp Acquisition and disclosed on Schedule 6.11 as Subordinated Debt, provided that, subordination agreements that have been previously provided to the Bank which have not been amended or otherwise modified need not be delivered with such certificate. (f) That all necessary regulatory approvals required to consummate the AT Bancorp Acquisition have been received by the Borrower, AT Bancorp, AT Banks or MidWestOne Bank. (g) That the AT Banks will have been merged into MidWestOne Bank subsequent to the consummation of the AT Bancorp Acquisition. (h) That the Borrower and AT Bancorp will, contemporaneously with the disbursement of the proceeds of Term Loan II to the Borrower, consummate the AT Bancorp Acquisition for an aggregate purchase price of approximately 13

$160,000,000 consisting of not more than $35,000,000 in cash and 4,117,541 shares of the Borrower’s common stock 3.3. A certificate of good standing for the Borrower and MidWestOne Bank in the jurisdiction of its incorporation or organization and certified by the appropriate governmental officials as of a date not more than 30 days prior to the date of this Amendment. 3.4. Copies of all documents evidencing any necessary corporate action, consent or governmental or regulatory approval (if any) with respect to this Agreement, any of the other Loan Documents or the AT Bancorp Acquisition. 3.5. UCC search for the Borrower, MidWestOne Bank, the AT Banks and AT Bancorp from their jurisdictions of organization issued not more than 30 days prior to the Closing Date. 3.6. If required, a Beneficial Ownership Certification delivered to the Bank not fewer than 5 Business Days prior to the date of this Amendment. 3.7. The Bank shall have received written opinions of the Borrower’s counsel, addressed to the Bank and addressing the matters set forth in Exhibit C to the Credit Agreement as related to this Amendment, the Revolving Note and Term Note II in form and substance acceptable to the Bank. 3.8. The Borrower shall not be in violation or breach of any other agreement with the Bank of any type or amount or of any third party obligation in excess of $100,000. 3.9. No Material Adverse Occurrence has occurred, as determined solely by the Bank in accordance with its business expertise, in the Borrower’s business, financial condition or performance as reflected in the financial statements provided to the Bank dated September 30, 2018, nor has there been any Material Adverse Occurrence in other matters in conjunction with the Borrower’s request for an increase in the Revolving Credit Amount, Term Loan II or the consummation of the AT Bancorp Acquisition on the terms initially presented to and agreed upon by the Bank. 3.10. The Borrower shall have satisfied such other conditions as specified by the Bank, including payment of all unpaid legal fees and expenses incurred by the Bank through the date of this Amendment in connection with the Credit Agreement and the Amendment Documents (as defined below). Section 4. Representations, Warranties, Authority, No Adverse Claim. 4.1. Reassertion of Representations and Warranties, No Default. The Borrower hereby represents that on and as of the date hereof and after giving effect to this Amendment (a) all of the representations and warranties in the Credit Agreement are true, correct, and complete in all respects as of the date hereof as though made on and as of such date, except for changes permitted by the terms of the Credit Agreement, and 14

(b) there will exist no Default or Event of Default under the Credit Agreement as amended by this Amendment on such date that the Bank has not waived. 4.2. Authority, No Conflict, No Consent Required, Enforceability. The Borrower represents and warrants that it has the power, legal right, and authority to enter into this Amendment and has duly authorized as appropriate the execution and delivery of this Amendment and all other agreements and documents (collectively, the “Amendment Documents”) executed and delivered by the Borrower in connection therewith by proper corporate action, and none of the Amendment Documents and the agreements therein contravenes or constitutes a default under any agreement, instrument, or indenture to which the Borrower is a party or a signatory, any provision of the Borrower’s articles of incorporation or bylaws, or any other agreement or requirement of law, or results in the imposition of any Lien on any of its property under any agreement binding on or applicable to the Borrower or any of its property except, if any, in favor of the Bank. The Borrower represents and warrants that no consent, approval, or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the execution and delivery by the Borrower of the Amendment Documents or other agreements and documents executed and delivered by the Borrower in connection therewith or the performance of obligations of the Borrower therein described, except for those that the Borrower has obtained or provided and as to which the Borrower has delivered certified copies of documents evidencing each such action to the Bank. The Borrower represents and warrants that the Amendment Documents constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and subject to limitations on the availability of equitable remedies. 4.3. No Adverse Claim. The Borrower warrants, acknowledges, and agrees that no events have taken place and no circumstances exist at the date hereof that would give the Borrower a basis to assert a defense, offset, or counterclaim to any claim of the Bank with respect to the Obligations. Section 5. Affirmation of Credit Agreement, Further References. The Bank and the Borrower each acknowledge and affirm that the Credit Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions, and provisions of the Credit Agreement, except as amended by this Amendment, shall remain unmodified and in full force and effect. All references in any document or instrument to the Credit Agreement are hereby amended to refer to the Credit Agreement as amended by this Amendment. Section 6. Merger and Integration, Superseding Effect. This Amendment, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersedes and has merged into this Amendment all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment shall control with respect to the specific subjects hereof and thereof. 15

Section 7. Severability. Whenever possible, each provision of this Amendment and the other Amendment Documents and any other statement, instrument, or transaction contemplated thereby or relating thereto shall be interpreted so as to be effective, valid, and enforceable under the applicable law of any jurisdiction, but if any provision of this Amendment, the other Amendment Documents, or any other statement, instrument or transaction contemplated thereby or relating thereto is held to be prohibited, invalid, or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity, or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment, the other Amendment Documents, or any other statement, instrument or transaction contemplated thereby or relating thereto in such jurisdiction, or affecting the effectiveness, validity, or enforceability of such provision in any other jurisdiction. Section 8. Successors. The Amendment Documents shall be binding upon the Borrower, the Bank, and their respective successors and assigns and shall inure to the benefit of the Borrower, the Bank, and the Bank’s successors and assigns. Section 9. Legal Expenses. As provided in Section 8.2 of the Credit Agreement, the Borrower shall pay or reimburse the Bank, upon execution of this Amendment, for all reasonable out-of-pocket expenses paid or incurred by the Bank, including filing and recording costs and fees, charges and disbursements of outside counsel to the Bank and/or the allocated costs of in- house counsel incurred from time to time, in connection with the Credit Agreement, including in connection with the negotiation, preparation, execution, collection, and enforcement of the Amendment Documents and all other documents negotiated, prepared, and executed in connection with the Amendment Documents, and in enforcing the obligations of the Borrower under the Amendment Documents, and to pay and save the Bank harmless from all liability for any stamp or other taxes that may be payable with respect to the execution or delivery of the Amendment Documents, which obligations of the Borrower shall survive any termination of the Credit Agreement. Section 10. Headings. The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment. Section 11. Counterparts. The Amendment Documents may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document. Section 12. Governing Law. THE AMENDMENT DOCUMENTS SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAW PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS, THEIR HOLDING COMPANIES, AND THEIR AFFILIATES. Section 13. Acknowledgement and Release. IN ORDER TO INDUCE THE BANK TO ENTER INTO THIS AMENDMENT, THE BORROWER: (A) REPRESENTS AND WARRANTS TO THE BANK THAT NO EVENTS HAVE TAKEN PLACE AND NO 16

CIRCUMSTANCES EXIST AT THE DATE HEREOF WHICH WOULD GIVE THE BORROWER THE RIGHT TO ASSERT A DEFENSE, OFFSET OR COUNTERCLAIM TO ANY CLAIM BY THE BANK FOR PAYMENT OF THE OBLIGATIONS; AND (B) HEREBY RELEASES AND FOREVER DISCHARGES THE BANK AND ITS SUCCESSORS, ASSIGNS, DIRECTORS, OFFICERS, AGENTS, EMPLOYEES AND PARTICIPANTS FROM ANY AND ALL ACTIONS, CAUSES OF ACTION, SUITS, PROCEEDINGS, DEBTS, SUMS OF MONEY, COVENANTS, CONTRACTS, CONTROVERSIES, CLAIMS AND DEMANDS, AT LAW OR IN EQUITY, WHICH THE BORROWER EVER HAD OR NOW HAS AGAINST THE BANK OR ANY OF ITS SUCCESSORS, ASSIGNS, DIRECTORS, OFFICERS, AGENTS, EMPLOYEES OR PARTICIPANTS BY VIRTUE OF THEIR RELATIONSHIP TO THE BORROWER IN CONNECTION WITH THIS AMENDMENT, THE CREDIT AGREEMENT, THE LOAN DOCUMENTS AND TRANSACTIONS RELATED THERETO. [The next page is the signature page.] 17

EXHIBIT A-1 TO CREDIT AGREEMENT AND FOURTH AMENDMENT THERETO REVOLVING NOTE See attached. Ex A-1-1

EXHIBIT A-3 TO CREDIT AGREEMENT AND FOURTH AMENDMENT THERETO TERM NOTE II See attached. Exhibit A-3

TERM NOTE II $35,000,000 April 29, 2019 Saint Paul, Minnesota FOR VALUE RECEIVED, MIDWESTONE FINANCIAL GROUP, INC., a corporation organized under the laws of the State of Iowa, hereby promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Bank”) at its main office in Saint Paul, Minnesota, in lawful money of the United States of America in Immediately Available Funds (as such term and each other capitalized term used herein are defined in the Credit Agreement hereinafter referred to) the principal amount of THIRTY-FIVE MILLION AND 00/100 DOLLARS ($35,000,000) or, if less, the aggregate unpaid principal amount of all Term Loan Advances made by the Bank under the Credit Agreement and to pay interest (computed on the basis of actual days elapsed and a year of 360 days) in like funds on the unpaid principal amount hereof from time to time outstanding at the rates and times set forth in the Credit Agreement. This note is the Term Note II referred to in the Credit Agreement dated as of April 30, 2015 (as the same may have been and hereafter may be from time to time amended, restated or otherwise modified, the “Credit Agreement”) between the undersigned and the Bank. The maturity of this note is subject to acceleration upon the terms provided in the Credit Agreement. In the event of default hereunder, the undersigned agrees to pay all costs and expenses of collection, including reasonable attorneys’ fees. The undersigned waives demand, presentment, notice of nonpayment, protest, notice of protest and notice of dishonor. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS. [The next page is the signature page.] Term Note II

EXHIBIT B TO CREDIT AGREEMENT AND FOURTH AMENDMENT THERETO FORM OF COMPLIANCE CERTIFICATE See attached.

COMPLIANCE CERTIFICATE For use from and after April 29, 2019 To: U.S. Bank National Association: THE UNDERSIGNED HEREBY CERTIFIES THAT: (1) I am the duly elected chief financial officer of MidWestOne Financial Group, Inc. (the “Borrower”); (2) I have reviewed the terms of the Credit Agreement dated as of April 30, 2015, between the Borrower and U.S. Bank National Association (as amended, restated, or otherwise modified from time to time, the “Credit Agreement”) and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower during the accounting period covered by the Attachment hereto; (3) The examination described in paragraph (2) did not disclose, and I have no knowledge, whether arising out of such examinations or otherwise, of the existence of any condition or event that constitutes, a Default or an Event of Default (as such terms are defined in the Credit Agreement) during or at the end of the accounting period covered by the Attachment hereto or as of the date of this Certificate, except as described below (or on a separate attachment to this Certificate). The exceptions, listing, in detail, the nature of the condition or event, the period during which it has existed, and the action the Borrower has taken, is taking, or proposes to take with respect to each such condition or event, are as follows: The foregoing certification, together with the computations in the Attachment hereto and any financial statement or call report delivered with this Certificate in support hereof, are made and delivered this ___ day of __________, ______ pursuant to Section 5.1 of the Credit Agreement. MIDWESTONE FINANCIAL GROUP, INC. By: Name Title: Exhibit B 1

ATTACHMENT TO COMPLIANCE CERTIFICATE AS OF ______________, ____WHICH PERTAINS TO THE PERIOD FROM ________________, ______ TO ________________, _______ Sections identified below are Sections of the Credit Agreement, to which reference should be made for a complete description of requirements. Section 6.14 Non-Performing Loans and OREO to Tangible Capital of the Subsidiary Banks, on a combined basis (Maximum: 16.00% as of the last day of the fiscal quarter ending June 30, 2015 and the last day of each fiscal quarter thereafter until December 31, 2018, to be greater than 16.00%, and as of the last day of the fiscal quarter ending from and after March 31, 2019, to be greater than 15.00%. ) % Section 6.15 The Loan Loss Reserves of the Subsidiary Bank, on a combined basis to Non-Performing Loans of the Subsidiary Banks, on a combined basis (Minimum: 80.00 % as of the last day of the fiscal quarter ending June 30, 2015 and the last day of each fiscal quarter thereafter) % Section 6.16 Total Risk-Based Capital Ratio of the combined Subsidiary Banks % Period Combined Subsidiary Banks From and after March 31, 2019 to and including 10.50% December 30, 2019 December 31, 2019 to and including December 30, 10.60% 2020 December 31, 2020 to and including December 30, 10.85% 2021 December 31, 2021 to and including December 30, 11.05% 2022 December 31, 2022 to and including December 30, 11.25% 2023 From and after December 31, 2023 11.45% Exhibit B 2

Section 6.17 Each Subsidiary Bank [is] / [is not] “well capitalized.” [The following Subsidiary Bank(s) [is/are] not “well capitalized: .] Section 6.18 Fixed Charge Coverage Ratio of the Borrower (Minimum: 1.25 to 1.0) to 1.0 Exhibit B 3

SCHEDULE 4.18 TO
CREDIT AGREEMENT AND FOURTH AMENDMENT THERETO

SUBSIDIARY BANKS

Subsidiary Bank	Number of Shares Issued and Outstanding	Percentage Owned	State of Incorporation
MidWestOne Bank	100,000/ 100,000	100%	Iowa

OTHER SUBSIDIARIES

Subsidiary	Percentage Owned	State of Incorporation
MidWestOne Insurance Services, Inc.	100%	Iowa
MidWestOne Statutory Trust II	100%	Delaware
Barron Investment Capital Trust I	100%	Delaware
Central Bancshares Capital Trust II	100%	Delaware
Following consummation of the ATBancorp Acquisition:		
ATBancorp Statutory Trust I	100%	Delaware
ATBancorp Statutory Trust II	100%	Delaware

Sch. 4.18

SCHEDULE 6.11 TO CREDIT AGREEMENT AND FOURTH AMENDMENT THERETO EXISTING INDEBTEDNESS Prior to the consummation of the Central Bancshares Acquisition: Subordinated Debt issued to MidWestOne Statutory Trust II ($15,464,000) Subordinated Debt issued to Barron Investment Capital Trust I ($2,062,000) Subordinated Debt issued to Central Bancshares Capital Trust II ($7,217,000) Term Loan with US Bank ($6,250,000) Following consummation of the ATBancorp Acquisition: Subordinated Debt issued to ATBancorp Statutory Trust I ($7,732,000) Subordinated Debt issued to ATBancorp Statutory Trust II ($12,372,000) Subordinated Debt issued to investors maturing 5/31/23 ($10,835,000) Sch. 6.11